Exhibit 99.1

Greenidge Generation Reports Fourth Quarter and Full Year 2022

Fourth Quarter 2022 Highlights
•Total revenue was $16.0 million, compared to January 2023 guidance of ~$15 million
•Cryptocurrency datacenter revenue was $12.2 million, in line with January 2023 guidance
•Produced 683 bitcoins in the fourth quarter
•GAAP net loss from continuing operations of $135.0 million for the fourth quarter, including a $104.8 million noncash impairment charge and a $5.6 million charge for the remeasurement of environmental liabilities
•Adjusted EBITDA loss of $4.9 million, in line with January 2023 guidance of a loss of $4 million to $6 million
•Adjusted net loss from continuing operations of $25.7 million
•Active Mining capacity of approximately 2.4 EH/s from 24,200 miners as of December 31, 2022
•Cash, short term investments and cryptocurrency holdings of $15.7 million as of December 31, 2022

Full Year 2022 Highlights
•Total revenue was $90.0 million
•Cryptocurrency datacenter revenue of $73.8 million
•Produced 2,731 bitcoins in 2022
•GAAP net loss from continuing operations of $269.7 million, including $176.3 million of noncash impairment charges and $16.7 million charge for the remeasurement of environmental liabilities
•Adjusted EBITDA loss of $1.1 million
•Adjusted net loss from continuing operations of $60.4 million

First Quarter 2023 Actions
•Restructured secured debt with NYDIG, reducing debt and accrued interest obligations from $75.8 million to $17.3 million
•Restructured promissory note with B. Riley, reducing debt and accrued interest obligations from $10.6 million to $8.7 million
•Entered into hosting arrangement with NYDIG affiliates with gross profit-sharing component that allows Greenidge to participate in bitcoin price appreciation
•Atlas and B. Riley each invested $1 million through purchases of class A common shares
•Raised additional $6.3 million of cash from net proceeds from sales of equity under the ATM program
•Completed sale of a portion of the Support.com business for $2.6 million
•Expect to end the first quarter with ~$17 million of cash
•Executed an agreement for Conifex to host 750 of Greenidge’s owned miners
•Continuing to evaluate options for deployment of Greenidge’s over 9,000 remaining miners
•Actively pursuing sale of excess real estate

Adjusted net (loss) income from continuing operations and adjusted EBITDA (loss) from continuing operations are non-GAAP measures. See the tables attached to this press release for a reconciliation from GAAP to non-GAAP measures and “Use of Non-GAAP Information” below for more details.

Fairfield, Conn. – March 31, 2023 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge” or the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, today announced financial and operating results for the fourth quarter and fiscal year ended December 31, 2022 and provided an update on actions the Company has taken to date to improve liquidity during the first quarter of 2023.

“Our results for the fourth quarter of 2022 are consistent with the estimates we released in January,” said Dave Anderson, Chief Executive Officer of Greenidge. “We have effectively moved through a very challenging time in the industry by restructuring our balance sheet during the first quarter of 2023 and decreasing the risk profile of the Company. In addition to the steps taken to date, our team is evaluating opportunities designed to ensure we are in the best position to participate in the potential recovery of bitcoin, of which we have signs of in March 2023.”

Fourth Quarter 2022 Financial Results

Greenidge’s revenue for the fourth quarter was $16.0 million, down 55% compared to the prior year. Cryptocurrency Datacenter revenue was $12.2 million, down 64% versus the prior year, and Power and Capacity revenue was $3.8 million, up 74% compared to the prior year. Greenidge produced 683 bitcoins during the fourth quarter, compared to 609 bitcoins in the fourth quarter of the prior year. For the full year of 2022, Greenidge produced 2,731 bitcoins, which compared to 1,866 bitcoins in 2021.

As of December 31, 2022, Greenidge had approximately 24,200 active miners with an aggregate hash rate capacity of approximately 2.4 EH/s.

Net loss from continuing operations was $135.0 million for the fourth quarter as compared to a net income from continuing operations of $3.3 million in the fourth quarter of the prior year. The fourth quarter of 2022 included a $104.8 million noncash impairment charge relating to long-lived assets, $5.6 million of remeasurement adjustments associated with environmental liabilities, $0.7 million of restructuring costs and $0.1 million of expansion costs. Excluding these items, Adjusted net loss from continuing operations was $25.7 million, compared to Adjusted net income of $7.6 million in the fourth quarter of 2021.

Adjusted EBITDA loss for the fourth quarter was $4.9 million compared to the prior year fourth quarter Adjusted EBITDA of $18.2 million. The lower average bitcoin prices and higher difficulty levels on the blockchain network in 2022 as compared to 2021 more than offset the increased hash rate from the expansion of our mining capacity.

As of December 31, 2022, Greenidge had cash, short term investments and fair value of cryptocurrency holdings of $15.7 million and expects to end the first quarter of 2023 with approximately $17 million of cash.

First Quarter 2023 Actions

As previously disclosed, on January 30, 2023, Greenidge entered into a number of agreements associated with its secured debt with NYDIG, including a Membership Interest and Asset Purchase Agreement, a Senior Secured Loan Agreement and a Debt Settlement Agreement regarding its 2021 and 2022 Master Equipment Finance Agreements with NYDIG. The effect of these agreements was to transfer to NYDIG affiliates ownership of bitcoin mining equipment and certain credits and coupons that had accrued to Greenidge for previous purchases of mining equipment with a bitcoin miner manufacturer. The transfer of these assets reduced Greenidge’s principal and accrued interest balance of the secured debt with NYDIG from approximately $76 million to approximately $17 million, for an aggregate debt reduction of approximately $59 million. The Senior Secured Loan Agreement allows for a voluntary prepayment of the loan in kind of approximately $10 million by transferring ownership of certain mining infrastructure assets if NYDIG enters into a binding agreement, facilitated by Greenidge, securing rights to a site for a future mining facility by April 30, 2023 (the "Post-Closing Covenant"), which may further reduce the principal balance of the debt to approximately $7 million.

Greenidge and NYDIG affiliates concurrently entered into five-year hosting agreements, whereby Greenidge agreed to host, power and provide technical support services, and other related services, to NYDIG affiliates' mining equipment at Greenidge facilities. The terms of such arrangements require NYDIG affiliates to pay a hosting fee that covers the cost of power and direct costs associated with management of the mining facilities, as well as a gross profit-sharing arrangement.

Also, as disclosed, on January 30, 2023, Greenidge entered into an amendment (the "Amendment") to its amended and restated bridge promissory note in favor of B. Riley (the "Promissory Note") regarding approximately $10.6 million of principal and accrued interest. The Amendment modified the payment dates and principal and interest payment amounts, requiring no principal or interest payments until June 2023 and monthly payments thereafter through November 2023. Under the Amendment, Greenidge's mandatory monthly debt repayments from proceeds of sales under the ATM Agreement or the equity purchase agreement have been reduced to 15% of the net proceeds, which significantly improves the Company's ability to raise additional liquidity. In addition, Greenidge would potentially reduce its monthly principal amortization payments from approximately $1.5 million to $400,000 per month, if it were to pay at least $6 million of principal debt to B. Riley prior to June 20, 2023. Greenidge is actively pursuing the sale of excess real estate that is not needed for the mining operations at its South Carolina property. Under the terms of the Promissory Note, if all or a portion of the South Carolina property is sold, the net proceeds from the sale are required to be used to repay the Promissory Note.

Under the terms of the Amendment, each of B. Riley and an affiliate of Atlas Holdings LLC purchased $1 million of Greenidge's class A common stock under the ATM Agreement.  Greenidge made a $1.9 million partial payment of the Promissory Note from the net proceeds received from the B. Riley and Atlas Holdings LLC’s affiliate purchases. In total, Greenidge repaid $2.8 million of the Promissory Note during the first quarter of 2023 when including mandatory repayments associated with proceeds from sales under the ATM Agreement during the first quarter of 2023, reducing the balance of the Promissory Note to $7.8 million.

Additionally, in January 2023, Greenidge completed the sale of an end-user software that its wholly-owned subsidiary, Support.com, marketed as a malware protection and removal software product for net proceeds of approximately $2.6 million. As previously disclosed, Greenidge is considering various alternatives in connection with the remainder of Support.com, including the disposition of assets and other transactions. Greenidge now reports the results of Support.com as discontinued operations, which requires prior periods to be restated to be comparable.

As part of Greenidge’s plans to deploy its remaining approximate 10,000 owned miners following the execution of the debt restructuring with NYDIG, Greenidge executed a hosting agreement with Conifex Timber Inc. (“Conifex”), whereby Conifex will host 750 miners on behalf of Greenidge. The hosting agreement includes consideration for a potential expansion of 25MW of mining capacity using renewable energy.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company.

Use of Non-GAAP Information
To provide investors and others with additional information regarding Greenidge’s financial results, Greenidge has disclosed in this press release certain non-GAAP operating performance measures of Adjusted EBITDA (loss) from continuing operations, Adjusted net (loss) income from continuing operations. Adjusted EBITDA (loss) from continuing operations is defined as (loss) income from continuing operations before taxes, interest and depreciation and amortization, which is then adjusted for stock-based compensation, other special items determined by management, including, but not limited to business expansion costs, impairments of long-lived assets, remeasurement of environmental liabilities and restructuring and other costs. Adjusted net (loss) income from continuing operations is net (loss) income from continuing operations adjusted for the after-tax impacts of special items determined by management, including but not limited to business expansion costs, impairments of long-lived assets, remeasurement of environmental liabilities and restructuring and other costs. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, the Company’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures presented by other companies. Specifically, the Company believes the non-GAAP information provides useful measures to investors regarding the Company’s financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. A reconciliation of the non-GAAP financial measures to U.S. GAAP results is included herein.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, such as statements concerning (i) the potential recovery of bitcoin, (ii) the sale of excess real estate in South Carolina, (iii) the ability to implement the Post-Closing Covenant, (iv) the disposition of assets and other transactions associated with Support.com and (v) potential expansion of mining capacity, are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K, and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

For further information, please contact:
Investor Relations
investorrelations@greenidge.com
MediaInquiries
media@greenidge.com

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021
Amounts denoted in thousands
	Three Months Ended December 31:
	2022	2021
REVENUE:
Cryptocurrency datacenter	$12,238	$33,680
Power and capacity	3,774	2,173
Total revenue	16,012	35,853
OPERATING COSTS AND EXPENSES:
Cost of revenue - cryptocurrency datacenter (exclusive of depreciation and amortization)	11,138	7,655
Cost of revenue - power and capacity (exclusive of depreciation and amortization)	2,951	2,543
Selling, general and administrative	9,057	12,249
Depreciation and amortization	13,435	3,159
Gain on sale of assets	(1,910)	—
Impairment of long-lived assets	104,807	—
Remeasurement of environmental liability	5,585	3,621
Total operating costs and expenses	145,063	29,227
Loss from operations	(129,051)	6,626
Other income (expense), net:
Interest expense, net	(5,882)	(2,305)
Gain on sale of digital assets	—	116
Other (expense) income, net	(150)	107
Total other expense, net	(6,032)	(2,082)
(Loss) income from continuing operations before taxes	(135,083)	4,544
(Benefit) provision for income taxes	(35)	1,278
Net (loss) income from continuing operations	(135,048)	3,266
Loss from discontinued operations, net of tax	(4,533)	(44,647)
Net loss	$(139,581)	$(41,381)

Reconciliation of Net (loss) income from continuing operations to Adjusted EBITDA:
Net (loss) income from continuing operations	$(135,048)	$3,266
(Benefit) provision for income taxes	(35)	1,278
Interest expense, net	5,882	2,305
Depreciation and amortization	13,435	3,159
EBITDA (loss) from continuing operations	$(115,766)	$10,008
Stock-based compensation	1,606	2,296
Impairment of long-lived assets	104,807	—
Remeasurement of environmental liability	5,585	3,621
Expansion costs	96	2,234
Restructuring and other	729	—
Gain on sale of assets	(1,910)	—
Adjusted EBITDA (loss) from continuing operations	$(4,853)	$18,159

Reconciliation of Net (loss) income from continuing operations to Adjusted Net (loss) income from continuing operations:
Net (loss) income from continuing operations	$(135,048)	$3,266
Impairment charges	104,807	—
Remeasurement of environmental liabilities, net of tax	5,585	2,654
Expansion costs, net of tax	96	1,638
Restructuring and other, net of tax	729	—
Gain on sale of assets, net of tax	(1,910)	—
Adjusted Net (loss) income from continuing operations	$(25,741)	$7,558

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021
Amounts denoted in thousands
	For the Year Ended December 31:
	2022	2021
REVENUE:
Cryptocurrency datacenter	$73,809	$87,897
Power and capacity	16,170	9,428
Total revenue	89,979	97,325
OPERATING COSTS AND EXPENSES:
Cost of revenue - cryptocurrency datacenter (exclusive of depreciation and amortization)	45,933	19,159
Cost of revenue - power and capacity (exclusive of depreciation and amortization)	13,906	9,231
Selling, general and administrative	36,946	23,989
Depreciation and amortization	35,136	8,474
Gain on sale of assets	(1,780)	—
Impairment of long-lived assets	176,307	—
Remeasurement of environmental liability	16,694	3,688
Total operating costs and expenses	323,142	64,541
(Loss) income from operations	(233,163)	32,784
Other income (expense), net:
Interest expense, net	(21,575)	(3,689)
Interest expense - related party	—	(22)
(Loss) gain on sale of digital assets	(15)	275
Other income, net	14	153
Total other income (expense), net	(21,576)	(3,283)
(Loss) income from continuing operations before taxes	(254,739)	29,501
Provision for income taxes	15,002	7,901
Net (loss) income from continuing operations	(269,741)	21,600
Loss from discontinued operations, net of tax	(1,326)	(66,080)
Net loss	$(271,067)	$(44,480)

Reconciliation of Net (loss) income from continuing operations to Adjusted EBITDA:
Net (loss) income from continuing operations	$(269,741)	$21,600
Provision for income taxes	15,002	7,901
Interest expense, net	21,575	3,711
Depreciation and amortization	$35,136	$8,474
EBITDA (loss) from continuing operations	(198,028)	41,686
Stock-based compensation	2,636	3,770
Impairment of long-lived assets	176,307	—
Remeasurement of environmental liability	16,694	3,688
Expansion costs	2,315	2,362
Restructuring	729	—
Gain on sale of assets	(1,780)	—
Adjusted EBITDA (loss) from continuing operations	$(1,127)	$51,506

Reconciliation of Net (loss) income from continuing operations to Adjusted Net (loss) income from continuing operations:
Net (loss) income from continuing operations	$(269,741)	$21,600
Impairment charges	176,307	—
Remeasurement of environmental liabilities, net of tax	16,694	2,703
Expansion costs, net of tax	2,315	1,731
Restructuring, net of tax	729	—
Loss on sale of assets, net of tax	(1,780)	—
Tax charge for valuation allowance	15,055	—
Adjusted Net (loss) income from continuing operations	$(60,421)	$26,034